CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Supplement No. 1 to the SFX Broadcasting, Inc. ("SFX") Merger Proxy/ Prospectus (the "Supplement") which is incorporated by reference in, and attached to, the Form 8-K to be filed on or about October 28, 1996 and incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of SFX filed on October 3, 1996 and the Registration Statement (Form S-3) and related Prospectus of SFX filed on June 25, 1996, and to the inclusion in the Supplement and incorporation by reference in the Registration Statements of our report dated October 4, 1996 with respect to the combined financial statements of KTXQ-FM and KRRW-FM (divisions of CBS, Inc.) at December 31, 1995 and for the year then ended.


                                        /s/ Ernst & Young LLP
                                        ---------------------------
                                        Ernst & Young LLP

New York, New York
October 28, 1996